Exhibit 99.1

                                      For:      Kasper A.S.L., Ltd.

                                      Contact:  Joseph B. Parsons
                                                EVP and Chief Financial Officer
                                                (201) 864-0328


FOR IMMEDIATE RELEASE

           -- KASPER A.S.L. LTD. REPORTS 27.1% INCREASE IN NET REVENUE
                IN SECOND QUARTER 2003 COMPARED TO PRIOR YEAR --


NEW YORK - August 18, 2003 - Kasper A.S.L. Ltd. (KASPQ.OB) today reported financial results for the second quarter and twenty-six weeks ended June 28, 2003.

Net revenue for the second quarter of 2003 increased 27.1% to $91.3 million from $71.8 million in the prior year. Net income for the second quarter of 2003 decreased to $1.5 million, or $0.22 per share on a fully diluted basis, compared to $6.0 million, or $0.88 per share, in the second quarter of 2002.

Net revenue for the first half of 2003 increased 3.7% to $196.1 million from $189.1 million in the prior year. Net income for the first half of 2003 increased to $9.5 million, or $1.40 per share on a fully diluted basis, compared to a net loss of $18.8 million, or $2.76 per share, in the first half of 2002. The first half of 2002 was restated for a $30.4 million charge for a cumulative effect of a change in accounting principle. Before the charge, net income for the first half of 2002 was $11.7 million, or $1.71 per share.

As more fully described in the Company's Annual Report on Form 10-K ("Annual Report"), as a result of its highly leveraged financial position, on February 5, 2002 the Company filed for reorganization under Chapter 11 of the Bankruptcy Code. Also, as more fully described in the Annual Report, beginning in the fourth quarter of 2000, the Company substantially restructured its business. As a result, the financial statements for the thirteen and twenty-six weeks ended June 28, 2003 and June 29, 2002 include reorganization costs, restructuring and other credits, reserve reversals as a result of changes in estimates and a cumulative effect of change in accounting principle (together, the "Special Charges and Credits") that make comparisons difficult.

Excluding the Special Charges and Credits for the second quarter of 2003 and 2002, net revenues were $91.3 million and $62.1 million, respectively, and net income (loss) was $3.8 million and $(2.9) million, respectively, and for the first half of 2003 and 2002 net revenues were $196.1 million and $179.4 million, respectively, and net income was $12.4 million and $3.8 million, respectively.


                                    - more -

The following reconciliation of the reported net revenues and net income (loss) to net revenues and net income (loss) excluding the Special Charges and Credits will facilitate the comparison of the current year performance with the prior year performance:

                                                           THIRTEEN WEEKS ENDED                      TWENTY-SIX WEEKS ENDED
                                                  --------------------------------------    ---------------------------------------
                                                      JUNE 28,              JUNE 29,            JUNE 28,              JUNE 29,
                                                        2003                 2002                 2003                 2002
                                                  -----------------     ----------------    -----------------    ------------------
                                                                                   (in thousands)                     (RESTATED)

Net revenue......................................         $ 91,265             $ 71,816            $ 196,127             $ 189,117
Reserve reversals (a)............................               --              (9,688)                   --               (9,688)
                                                  -----------------     ----------------    -----------------    ------------------
Net revenue excluding Special Charges and
Credits..........................................         $ 91,265              $62,128             $196,127              $179,429
                                                  =================     ================    =================    ==================

Net income (loss)................................          $ 1,490              $ 5,994              $ 9,496            $ (18,750)
                                                  -----------------     ----------------    -----------------    ------------------
Reserve reversals (a)............................               --             (13,631)                   --              (14,005)
Restructuring and other credits..................               --              (2,476)                   --               (1,934)
Reorganization costs.............................            3,906                  841                5,053                 2,469
Cumulative effect of change in accounting
principle........................................               --                   --                   --                30,400
                                                  -----------------     ----------------    -----------------    ------------------
   Total Special Charges and Credits.............            3,906             (15,266)                5,053                16,930
                                                  -----------------     ----------------    -----------------    ------------------
Provision (benefit) for income taxes.............            1,641              (6,412)                2,122               (5,657)
                                                  -----------------     ----------------    -----------------    ------------------
   Total Special Charges and Credits net of
   income taxes..................................            2,265              (8,854)                2,931                22,587
                                                  -----------------     ----------------    -----------------    ------------------
Net income (loss) excluding Special Charges and
Credits..........................................           $3,755             $(2,860)              $12,427                $3,837
                                                  =================     ================    =================    ==================

(a) Reserve reversals as a result of changes in estimates as more fully described in the Second Quarter Report on Form 10-Q.

The Company believes that the Special Charges and Credits that make comparisons of fiscal 2003 to fiscal 2002 difficult are the result of expenses incurred, estimates made, and changes in estimates relating to business restructuring, the bankruptcy and related reorganization costs. The Company has completed its business restructuring and believes that after emerging from Bankruptcy such Special Charges and Credits will not be recurring.

The Company believes that net revenues and net income (loss) excluding the Special Charges and Credits may not be indicative of the results of peer companies; however, the Company believes that the presentation excluding the Special Charges and Credits is representative of the Company's core net revenues and net income (loss) and uses this measure for purposes of evaluating its business operations.

John D. Idol, Chairman and Chief Executive Officer, said, "Despite a difficult retail environment and excluding the Special Charges and Credits, we are pleased with the results for the second quarter and first half. We have maintained strong gross margins, have controlled expenses, and have a strong balance sheet. As of June 28, 2003, we continue to have no borrowings under our DIP financing agreement and have $13.4 million of cash on hand.


                                    - more -

"While we remain cautious about the general economic situation in the United States, our management team is focused on emerging from reorganization as a balanced and profitable multi-brand women's apparel and accessories company."

As previously announced, the Company has entered into an agreement to be acquired by Jones Apparel Group, Inc. (NYSE:JNY). The bid purchase price consists of $204 million in cash and the assumption of deferred liabilities, primarily pre-paid royalties, projected to be $12.6 million at closing, for an aggregate value of $216.6 million, plus the assumption of certain other liabilities. In addition, the purchase price is subject to adjustments. The transaction has the support of the Official Creditors' Committee.

Mr. Idol said, "We are pleased that the bidding process has come to a conclusion and we believe that it has enabled us to maximize the value of the company and produce the best results for our customers, suppliers, creditors and shareholders."

The sale of the Company will be implemented through an amended plan of reorganization that will require, among other things, the approval of the requisite majority of the Company's creditors and confirmation by the Bankruptcy Court. The Company anticipates that the transaction will be consummated by the end of the year.

Kasper A.S.L., Ltd. is a leading marketer and manufacturer of women's suits and sportswear. The Company's brands include Albert Nipon, Anne Klein, Kasper and Le Suit. These brands are sold in over 3,000 retail locations throughout the United States, Europe, the Middle East, Southeast Asia and Canada. The Company also licenses its Albert Nipon, Anne Klein, and Kasper brands for various men's and women's products.


This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Such forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. For a discussion of those risks and uncertainties, please see "Disclosure Regarding Forward-Looking Information" in Kasper's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 14, 2003 and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 18, 2003. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.




                                    - more -

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                 THIRTEEN WEEKS ENDED                  TWENTY-SIX WEEKS ENDED
                                                        ------------------------------------  -------------------------------------
                                                            JUNE 28,            JUNE 29,          JUNE 28,            JUNE 29,
                                                              2003               2002               2003               2002
                                                        -----------------   ----------------  -----------------  ------------------
                                                                                                                      (RESTATED)

Net sales..............................................         $ 87,448           $ 67,774          $ 187,945           $ 181,390
Royalty income.........................................            3,817              4,042              8,182               7,727
                                                        -----------------   ----------------  -----------------  ------------------
Net revenue............................................           91,265             71,816            196,127             189,117
Cost of sales..........................................           56,540             36,695            119,063             113,537
                                                        -----------------   ----------------  -----------------  ------------------
Gross profit...........................................           34,725             35,121             77,064              75,580
Operating Expenses:
Selling, general and administrative expenses...........           26,024             23,824             50,958              47,779
Depreciation and amortization..........................            1,501              1,028              2,970               2,057
Restructuring and other credits........................               --            (2,476)                 --             (1,934)
                                                        -----------------   ----------------  -----------------  ------------------
Total operating expenses...............................           27,525             22,376             53,928              47,902
                                                        -----------------   ----------------  -----------------  ------------------
Operating income.......................................            7,200             12,745             23,136              27,678
Interest and financing costs (excludes $5,157 and
    $4,630 of stayed interest in second quarter of
    2003 and 2002, respectively and $10,050 and
    $7,298 in first half of 2003 and 2002,
    respectively)......................................              727              1,570              1,710               5,122
                                                        -----------------   ----------------  -----------------  ------------------
Income before reorganization costs, income taxes and
    cumulative effect of change in accounting principle
                                                                   6,473             11,175             21,426              22,556
Reorganization costs...................................            3,906                841              5,053               2,469
                                                        -----------------   ----------------  -----------------  ------------------
Income before provision for income taxes and cumulative
    effect of change in accounting principle...........
                                                                                                        16,373
                                                                   2,567             10,334                                 20,087
Provision for income taxes.............................            1,077              4,340              6,877               8,437
                                                        -----------------   ----------------  -----------------  ------------------
Income before cumulative effect of change in accounting
    principle..........................................            1,490              5,994              9,496              11,650
Cumulative effect of change in accounting principle....               --                 --                 --              30,400

                                                        -----------------   ----------------  -----------------  ------------------
Net income (loss)......................................          $ 1,490            $ 5,994            $ 9,496          $ (18,750)
                                                        =================   ================  =================  ==================
Basic and diluted earnings (loss) per common share.....           $ 0.22             $ 0.88             $ 1.40             $(2.76)
                                                        =================   ================  =================  ==================
Weighted average number of shares used in computing
    basic and diluted earnings (loss) per common share.        6,800,000          6,800,000          6,800,000           6,800,000


                                    - more -

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                     ------------------   --------------------   -----------------
                              ASSETS                                   JUNE 28, 2003        DECEMBER 28, 2002      JUNE 29, 2002
                                                                     ------------------   --------------------   -----------------
                                                                       (UNAUDITED)              (AUDITED)          (UNAUDITED)
                                                                                                                    (RESTATED)

Current Assets:
      Cash and cash equivalents....................................           $ 13,387               $ 24,941            $ 39,272
      Restricted cash..............................................                 20                     --              50,848
      Accounts receivable, net of reserves of $29,324, $34,679 and
       $33,757, respectively.......................................             32,342                 14,479               5,731
      Inventories, net.............................................             51,640                 48,302              38,353
      Prepaid expenses and other current assets....................              6,029                  5,441               6,413
                                                                     ------------------   --------------------   -----------------
Total Current Assets...............................................            103,418                 93,163             140,617
                                                                     ------------------   --------------------   -----------------
Property, plant and equipment, at cost less
      accumulated depreciation and amortization of
      $24,362, $21,538 and $18,507, respectively....                              19,718                 19,673              18,579
Reorganization value in excess of identifiable
      assets, net of accumulated amortization......................             19,844                 19,844              19,844
Trademarks, net of accumulated amortization........................                                   103,162             103,162
                                                                               103,162
 Other assets, at cost less accumulated
      amortization.................................................              2,289                    997                 988
                                                                     ------------------   --------------------   -----------------
 Total Assets......................................................          $ 248,431              $ 236,839           $ 283,190
                                                                     ==================   ====================   =================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities Not Subject to Compromise:
      Accounts payable.............................................           $ 26,768               $ 28,592            $ 15,079
      Accrued expenses and other current liabilities...............             14,106                 13,095              13,887
      Interest payable.............................................                 72                    182                 561
      Deferred income taxes........................................             13,987                  9,118               8,653
      Deferred royalty income......................................              5,000                  5,098               2,969
      DIP facility.................................................                 --                     --              78,002
                                                                     ------------------   --------------------   -----------------
Total Current Liabilities..........................................             59,933                 56,085             119,151
Long-Term Liabilities Not Subject to Compromise:
      Deferred royalty income......................................              8,139                 10,000              15,000
      Other long-term liabilities..................................                647                    738                  --
                                                                     ------------------   --------------------   -----------------
Total Liabilities Not Subject to Compromise........................             68,719                 66,823             134,151
Liabilities Subject to Compromise..................................            144,462                145,074             149,491
                                                                     ------------------   --------------------   -----------------
Total Liabilities..................................................            213,181                211,897             283,642
Commitments and Contingencies
Total Shareholders' Equity (Deficit)...............................             35,250                 24,942               (452)
                                                                     ------------------   --------------------   -----------------
Total Liabilities and Shareholders' Equity.........................          $ 248,431              $ 236,839           $ 283,190
                                                                     ==================   ====================   =================



                                     ######